INSMED INCORPORATED
NONQUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT
No. of shares subject to Option: /$AwardsGranted$/

THIS AGREEMENT dated this /$GrantDate$/ (this “Agreement”), between INSMED INCORPORATED, a Virginia corporation (the “Company”), and /$ParticipantName$/ (the “Participant”), is an inducement material to Participant’s entry into employment with the Company or a subsidiary of the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (the “Inducement Award Rule”). If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of Participant’s offer letter or employment agreement with the Company or the applicable subsidiary thereof, dated as of /$HireDate$/ (the “Employment Agreement”), the Employment Agreement shall control, and this Agreement shall be deemed to be modified accordingly so long as such modification is consistent with the Inducement Award Rule and applicable law.

1.Grant of Option. The Company, on /$GrantDate$/ (the “Date of Grant”), granted to Participant, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of /$AwardsGranted$/ shares of common stock of the Company, par value US $0.01 per share (the “Common Stock”) at the option price of /$GrantPrice$/ per share, being not less than the closing price of a share of the Company’s Common Stock on the NASDAQ on the Date of Grant (the “Option”). The Option is intended to be a nonqualified stock option and not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is exercisable as hereinafter provided.
2.Terms and Conditions. The Option is subject to the following terms and conditions:
a.Expiration Date. The Option shall expire ten years from the Date of Grant (the “Expiration Date”).
b.Exercise of Option. Except as provided in paragraphs 3, 4 and 5, the Option shall be exercisable with respect to twenty-five percent (25%) of the shares of Common Stock subject to the Option on the first annual anniversary of the Date of Grant (the “First Anniversary Date”) and with respect to twelve and a half percent (12.5%) of the shares of Common Stock subject to the Option on the six-month anniversary of the First Anniversary Date and each six-month anniversary date thereafter through the fourth annual anniversary of the Date of Grant, subject to Participant’s continued employment through each applicable date. If the foregoing schedule would produce fractional shares, the number of shares for which the Option becomes exercisable shall be rounded down to the nearest whole share. Once the Option has become exercisable in accordance with this subparagraph 2(b) it shall continue to be exercisable until the termination of Participant’s rights hereunder pursuant to paragraph 3, 4 or 5 or until the Option has expired pursuant to subparagraph 2(a). A partial exercise of the Option shall not affect Participant’s right to exercise the Option with respect to the remaining shares, subject to the conditions of this Agreement.
c.Method of Exercising Option and Payment for Shares. The Option shall be exercised by written notice in the form of Attachment A — “Notice of Option Exercise” or such other form as may be approved by the Company, delivered to the attention of the Company’s Chief Financial Officer at the Company’s principal place of business. The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the Option price in full, in cash or cash equivalent acceptable to the Compensation Committee of the Company’s Board of

Directors (the “Compensation Committee” and the “Board”), or such other method as determined by the Compensation Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under the Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise which, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares for which the Option is being exercised.
d.Agreement with Terms. Execution of this Agreement by Participant or receipt of any benefits under this Agreement by Participant shall constitute Participant’s acknowledgement of, and agreement with, all of the provisions of this Agreement, and the Company shall administer this Agreement accordingly.
e.Shareholder Rights. Participant shall not have any rights as a shareholder with respect to shares subject to the Option until Participant exercises such Option and becomes the holder of record of such shares.
f.Forfeiture. In the event of Participant’s termination of employment, any vested portion of the Option that is not exercised during the period specified in paragraph 3, paragraph 4 or paragraph 5, as applicable, shall be forfeited upon the expiration of such period. Any portion of the Option that is unvested as of the date of Participant’s termination of employment shall be forfeited on such date.
3.Exercise in the Event of Death. In the event Participant dies before the expiration of the Option pursuant to subparagraph 2(a), the Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date of Participant’s death. In that event, the Option may be exercised, to the extent exercisable under subparagraph 2(b), by Participant’s estate or by the other person or persons to whom Participant’s rights under the Option shall pass by will or the laws of descent and distribution. Participant’s estate or such persons may exercise the Option within one year after Participant’s death or during the remainder of the period preceding the Expiration Date, whichever is shorter.
4.Exercise in the Event of Permanent and Total Disability. In the event Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (“Permanently and Totally Disabled”) before the expiration of the Option pursuant to subparagraph 2(a), the Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date Participant ceases to be employed by the Company or, as determined by the Compensation Committee from time to time, any entity in which the Company has a substantial direct or indirect equity interest (an “Affiliate”), as a result of Participant’s becoming Permanently and Totally Disabled. In that event, Participant may exercise the Option, to the extent exercisable under subparagraph 2(b), within one year after the date Participant ceases to be employed by the Company and its Affiliates as a result of Participant’s becoming Permanently and Totally Disabled or during the period preceding the Expiration Date, whichever is shorter.
5.Exercise After Termination of Employment. Except as provided in paragraphs 3 and 4 hereof, if Participant ceases to be employed by the Company and its Affiliates prior to the Expiration Date, the Option shall be exercisable for all or part of the number of shares that Participant was entitled to purchase under subparagraph 2(b) and, if applicable, any additional number of shares specified under the Employment Agreement on the date of Participant’s termination of employment. In that event, Participant may exercise the Option, to the extent exercisable under subparagraph 2(b) and/or under the Employment Agreement, during the remainder of the period preceding the Expiration Date or until the date that is three months (or such other period of time provided under the Employment Agreement, if any) after the date Participant ceases to be employed by the Company and its Affiliates, whichever is shorter.
6.Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to Participant at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Additionally, if such notice or communication is by the Company to Participant, the Company may provide such notice electronically (including via email). Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person or electronically.
7.Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.
8.No Right to Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its subsidiaries and/or its Affiliates to terminate Participant’s employment at any time or for any reason in accordance with the Company’s Bylaws, governing law and the Employment Agreement, nor shall any terms of this Agreement confer upon Participant any right to continue Participant’s employment for any specified period of time. Neither this Agreement nor any benefits arising under this Agreement shall constitute an employment contract with the Company or any of its subsidiaries or Affiliates.
9.Change in Capital Structure. The terms of the Option (including the number or kind of shares subject hereto and the option price) shall be equitably adjusted as the Compensation Committee determines is equitably required to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. No fractional shares of Common Stock shall be issued pursuant to such an adjustment.
10.Change in Control. The Compensation Committee shall have the discretion to determine the treatment of the Option upon the occurrence of a Change in Control (as defined below). Unless otherwise expressly provided in the Employment Agreement or under the terms of a transaction constituting a Change in Control, the following shall occur upon a Participant’s involuntary termination of employment within twenty-four (24) months following a Change in Control, provided that such termination does not result from the Participant’s termination for disability, cause or gross misconduct: the Option shall immediately become exercisable and shall remain exercisable for three (3) years following such termination (or until the Expiration Date, if earlier). For purposes of this paragraph 10, the following definitions apply, subject to applicable laws to the extent mandatory:
a. “Change in Control” means the occurrence of any one of the following:
i.any Person becomes the beneficial owner (as such term is defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of at least 50% of either (A) the value of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors

(the “Outstanding Company Voting Securities”) (the foregoing beneficial ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this definition, the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any person that as of the Date of Grant has beneficial ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (z) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs 10(b)(iii)(A), (B) and (C) below; or
ii.during any period of two consecutive years (not including any period prior to the Date of Grant) individuals who constitute the Board on the Date of Grant (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Date of Grant whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
iii.consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) of the Company or such Acquiring Corporation) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
iv.the complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes and/or penalties pursuant to Section 409A of the Code, no event or transaction will constitute a Change in Control hereunder unless it also constitutes a “change in control event” under Section 409A of the Code.
b. “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
11.Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Company may and/or Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to the Option, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under the Option, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Company, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of Participant in accordance with applicable law, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under the Option or any other award held by Participant or by Participant tendering to the Company cash or, if allowed by the Company, shares of Common Stock. Nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including, without limitation, a tax or penalty due as a result of a failure to comply with Section 409A of the Code) due by Participant to the Company, any subsidiary thereof or any Affiliate, or to any other individual or entity, and the Company shall have no liability to Participant, or any other party, with respect thereto. Participant acknowledges that the Company and its subsidiaries and Affiliates: (a) make no representations or undertakings regarding the tax treatment in connection with any aspect of the Option and (b) do not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate Participant’s tax liabilities.
12.Administration. Any question concerning the interpretation of this Agreement or the Option, any adjustments required to be made to the Option hereunder, and any controversy that may arise with respect to the Option will be determined by the Compensation Committee in its sole and absolute discretion. All decisions by the Compensation Committee shall be final and binding on Participant and Participant’s beneficiaries, heirs and assigns.

13.Compliance with Laws and Regulations. Participant hereby acknowledges, represents and warrants to the Company that, unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be received upon the exercise of the Option is effective and current at the time of exercise of the Option, (i) the shares of Common Stock to be issued upon the exercise of the Option will be unregistered and acquired by Participant for Participant’s own account, for investment only and not with a view to the resale or distribution thereof and (ii) the shares of Common Stock to be issued upon the exercise of the Option may not be sold or transferred unless a registration statement under the Securities Act with respect to the resale of such shares is effective and current or such registration is determined by the Company to be unnecessary. Nothing herein shall be construed as requiring the Company to register the shares subject to the Option for sale or resale under the Securities Act. Notwithstanding anything herein to the contrary, if at any time the Company shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to the Option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the issuance of shares of Common Stock hereunder, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
14.Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to any rule or principle of conflicts of laws that otherwise would result in the application of the substantive laws of another jurisdiction. Any reference in this Agreement to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
15.Section 409A. It is intended that the provisions of this Agreement comply with Section 409A of the Code (“Section 409A”), and all provisions of the Option shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.
16.Nontransferability.  This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by Participant except by will or by the laws of descent and distribution.  During Participant’s lifetime, this Option may be exercised only by Participant.
17.Acknowledgement. Participant acknowledges and agrees that Participant has no right to receive any equity compensation following the Date of Grant other than as set forth in this Agreement or otherwise approved by the Board or Compensation Committee on or before the Date of Grant, and that the Option is granted in full satisfaction of Participant’s right, if any, to an equity award under any offer letter, transition letter, or similar letter, agreement or communication from the Company or any Affiliate.
18.Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.
19.Non-U.S. Participant. Notwithstanding the provisions in this Agreement, if Participant resides and/or works outside the United States, the Option shall be subject to the special terms and conditions set forth in Attachment B. Moreover, if Participant relocates to one of the jurisdictions included in Attachment B, the special terms and conditions for such jurisdiction will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed Participant’s signature hereto.

INSMED INCORPORATED

By: /s/ Sara Bonstein
Chief Financial Officer

PARTICIPANT

/s/ /$ParticipantName$/

Attachment A
Chief Financial Officer
Insmed Incorporated
700 US Highway 202/206
Bridgewater, NJ 08807
Notice Of Option Exercise
This letter is notice of my decision to exercise the Option that was granted to me on ______________. Terms used but not defined in this notice have the meanings given to them in the Nonqualified Stock Option Inducement Award Agreement between the Company and myself on _______________. The exercise will be effective on _____________. I am exercising the Option for ______________ shares of Common Stock. I have chosen the following form of payment to cover the aggregate Option price for the number of shares for which I am exercising the Option (check one):
[ ]    1.     Cash
    [ ]    2.    Certified or bank check payable to Insmed Incorporated
    [ ]    3.    Other (please describe):
        ______________________________________________________

Sincerely,

Name:
Address:

Accepted by:

Date:

Note: The date of exercise cannot be earlier than the date of delivery of this notice or the postmark, if the notice is mailed.

Attachment B
SPECIAL TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS
This Attachment B includes special terms and conditions that supplement the terms and conditions in the Agreement for any Participant who resides and/or works outside of the United States. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement (of which this Attachment B is a part). The information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country apply to Participant’s specific situation.
ALL COUNTRIES OUTSIDE THE UNITED STATES
1.Tax Withholding. As a condition to the exercise of the Option, Participant agrees to make adequate provision for all income tax, social insurance, social contribution, payroll tax, fringe benefits tax, payment on account, or other tax-related items related to the Option and legally applicable to Participant (“Tax-Related Items”). Participant acknowledges that, regardless of any action taken by the Company or, if different, any Affiliate of the Company to whom Participant is rendering services (the “Service Recipient”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, or exercise of the Option; the subsequent sale of shares acquired pursuant to such exercise; and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by (to the maximum extent permitted by applicable law): (i) requiring a cash payment paid by Participant; (ii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or any Affiliate of the Company; (iii) withholding from proceeds of the sale of shares acquired at exercise of the Option either through a broker-assisted cashless exercise (provided that a public market for the Common Stock exists) or other voluntary sale, mandatory sale, or other cashless exercise method arranged by the Company (in each case on Participant’s behalf pursuant to this authorization and without further consent); and/or (iv) withholding from the shares to be issued upon exercise. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding shares, for tax purposes, Participant is deemed to have been issued the full number of shares subject to the exercised Option, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items. Finally, Participant agrees to pay to the Company and/or the Service Recipient any amount of Tax-Related Items that the Company and/or the Service Recipient may be required to withhold or account for as a result of the Option that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
2.Not a Public Offering. The grant of the Option is not intended to be a public offering of securities in Participant’s country of employment (or country of residence, if different). The Company has not submitted any registration statement, prospectus, or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Option is not subject to the supervision of the local securities authorities.
3.No Advice Regarding Option. Investment in shares of the Company’s Common Stock involves a degree of risk. Before deciding to acquire shares by exercising the Option, Participant should carefully consider all risk factors relevant to the acquisition of shares of the Company’s Common Stock and carefully review all of the materials related to the Option. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Agreement, or Participant’s acquisition or sale of the shares underlying the Option. Participant is hereby advised to consult with Participant’s own personal tax, legal, and financial advisors regarding Participant’s participation in the Agreement before taking any action related to the Option.
4.Language. If Participant has received this Agreement, or any other document related to this Option, translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
5.Termination of Service. For purposes of the Option, Participant’s service will be considered terminated as of the earlier of (i) the date Participant receives notice of termination from the Company or Service Recipient or (ii) the date Participant is no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is engaged or the terms of the Employment Agreement) and, unless otherwise expressly provided in the Agreement or determined by the Company, Participant’s right to vest in the Option under the Agreement, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws or other laws in the jurisdiction where Participant is engaged). The Company shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on an approved leave of absence). Notwithstanding the foregoing, if applicable local law explicitly requires continued vesting during a statutory notice period, Participant’s right to vest in the Option under the Agreement, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period.
6.Imposition of Additional Requirements; Repatriation; Compliance with Law. The grant of the Option and the issuance and delivery of shares under the Option are subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or securities exchange as may be required. Notwithstanding any provision of the Agreement, the Company has no liability to deliver any shares under the Option or make any payment unless such delivery or payment would comply with all laws and the applicable requirements of any governmental agency, securities exchange, or similar entity, and unless and until Participant has taken all actions required by the Company in connection with the Option. The Company reserves the right to impose other requirements on the Option and on the shares acquired upon the exercise of the Option to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Participant agrees to repatriate all payments attributable to the shares and/or cash acquired under the Option in accordance with applicable foreign exchange rules and regulations in Participant’s country of employment (and country of residence, if different). In addition, Participant agrees to take any and all actions, and consents to any and all actions taken by the Company and any of its affiliates, as may be required to allow the Company and any of its Affiliates to comply with local laws, rules, and/or regulations in Participant’s country of employment (and country of residence, if different). Finally, Participant agrees to take any and all actions as may be required to comply with Participant’s personal obligations under local laws, rules, and/or regulations in Participant’s country of employment (and country of residence, if different). Neither the Company nor any of its Affiliates shall be liable for any costs, fines, or penalties resulting from Participant’s failure to comply with such personal obligations.
7.Foreign Asset and Account Reporting. Participant’s country of employment (and country of residence, if different) may have certain exchange control and/or foreign asset/account reporting requirements which may affect Participant’s ability to acquire or hold shares under the Option or cash received in connection with the Option (including from any dividends received or sale proceeds resulting from the sale of shares) in a brokerage or bank account outside of Participant’s country. Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in Participant’s country. Participant acknowledges that it is Participant’s responsibility to comply with any applicable regulations, and that Participant should speak to Participant’s personal advisor on this matter.
8.Acknowledgements. In accepting the Option, Participant acknowledges and agrees that:
a.the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options or other awards have been granted in the past;
b.all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
c.Participant’s participation in the Agreement is voluntary;
d.the Option and Participant’s participation in the Agreement shall not create a right to employment or service or be interpreted as forming an employment contract with the Company or any of its Affiliates and shall not interfere with the ability of the Company or any of its Affiliates to terminate Participant’s employment relationship (as otherwise may be permitted under local law);
e.the Option and any shares acquired under the Option and the income and value of the same are not part of normal or expected compensation or remuneration for any purpose;
f.the future value of the shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
g.if the shares underlying the Option do not increase in value, the Option will have no value;

h.if Participant exercises the Option and acquires the underlying shares, the value of such shares may increase or decrease in value, even below the exercise price;
i.no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Participant’s employment (for any reason whatsoever and whether or not in breach of applicable laws or later found invalid) and, in consideration of the Option, Participant agrees not to institute any claim against the Company or any of its Affiliates;
j.the Option and the benefits evidenced by the Agreement do not create any entitlement not otherwise specifically provided for in the Agreement or provided by the Company in its discretion, to have the Option or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock; and
k.neither the Company nor any of its Affiliates shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Option or any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any shares acquired upon exercise of the Option. To the extent the Company determines that a currency exchange or conversion is necessary in connection with the exercise of the Option or any other matter, such exchange shall be calculated and determined by the Company in its sole discretion, and the Company’s determination shall be final and binding.
ALL COUNTRIES IN THE EUROPEAN UNION
Participant understands and acknowledges that the Company shall collect, use, and transfer Participant’s personal information for the purpose of implementing the Agreement and administering Participant’s participation in the Option in accordance with the Insmed EU Employee Personal Data Processing Notice, a copy of which has been appended to the Agreement, if applicable to Participant.

AUSTRALIA
1.Securities Law Information. The offer of the Option is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and/or ASIC Class Order CO 14/1000. If Participant acquires shares under the Option and offers such shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on disclosure obligations prior to making any such offer.
2.Breach of Law. Notwithstanding anything to the contrary in the Agreement, Participant will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Agreement if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.
3.Tax Information. The Option is an award to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in such Act).
BELGIUM
1.Tax Information. The Participant agrees and acknowledges that the Company will only accept a countersigned Agreement after the 60th day following the Participant’s receipt of the Agreement. By formally accepting in writing the Agreement through signature and by returning it to the Company within 60 days from receipt of the Agreement, the Participant would normally become subject to income tax on a lump-sum benefit in kind on the 60th day following receipt of the Agreement (being the “grant date” for Belgian tax purposes). In that case, no taxation should be triggered upon vesting or exercise. However, if written acceptance and return of the Agreement would take place after the 60th day following receipt of the Agreement, as required by the Company, taxation will normally be delayed to the date of exercise of this Option. In that case, grant or vesting should not trigger taxation.

CANADA
1.Data Privacy. Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Agreement and the Option. Participant further authorizes the Company and any of its Affiliates and the Compensation Committee to disclose and discuss the Agreement and the Option with their advisors. Participant further authorizes the Company and any of its Affiliates to record such information and to keep such information in Participant’s employee file.
2.English Language Consent - Quebec. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given, or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention (le « Agreement »), ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
FRANCE

1.Non-Qualification of Award. The Option is not intended to be tax qualified under French tax laws including, without limitation, under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code.
2.Language Consent. In accepting the grant of the Option and this Agreement which provides for the terms and conditions of the Option, the Participant confirms that he or she has read and understood the documents relating to the Option (this Agreement), which were provided in the English language. The Participant accepts the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. L’employé en accepte les termes en connaissance de cause.
GERMANY
No specific provisions.
IRELAND
No specific provisions.
ITALY
No specific provisions.
JAPAN
No specific provisions.
NETHERLANDS
1.Waiver of Termination Rights. Participant hereby waives any and all rights to compensation or damages as a result of Participant’s termination of employment with the Company and its Affiliates for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements under the Option, or (ii) Participant’s ceasing to have rights under the Option as a result of such termination.
PORTUGAL
No specific provisions.
SWITZERLAND

1.Securities Law Information. Neither this Agreement nor any other materials relating to the Option (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than the Participant, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
UNITED KINGDOM
1.Data Privacy. Participant understands and acknowledges that the Company shall collect, use, and transfer Participant’s personal information for the purpose of implementing the Agreement and administering Participant’s participation in the Option in accordance with the Insmed UK Employee Personal Data Processing Notice, a copy of which has been appended to the Agreement, if applicable to Participant.
2.National Insurance Contributions. The Company may require, as a condition of the exercise of the Option, that Participant shall, to the extent applicable:
a.agree to reimburse the Company in whole or in part for any employer’s secondary national insurance contributions arising on the exercise of the Option; or
b.enter into an election with the Company to assume in whole or part the liability for any secondary Class 1 national insurance contributions, payable on the exercise of the Option, including an election under paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992; or
c.agree to pay the employer’s national insurance contributions, social security contributions, and other levies and taxes arising on the exercise of the Option to the extent permitted by law, in any other jurisdiction.
3.Section 431 Election. Participant agrees that, if requested to do so by the Company, Participant shall immediately upon the exercise of the Option enter into an irrevocable joint election with the Company pursuant to section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in a form specified by the Company that, for the relevant tax purposes, the market value of the share acquired is to be calculated as if the share were not restricted securities (as defined in section 423 of ITEPA) and sections 425 to 430 of ITEPA shall not apply to such shares.
4.Outstanding Amounts. If Participant fails to make payment to the Company in accordance with the “Tax Withholding” paragraph under the “All Countries Outside the United States” section of this Attachment B immediately upon request, Participant shall be liable to make good any amount outstanding on demand.

PERSONAL DATA PROCESSING- EMPLOYEE NOTICE (IRELAND ONLY)
As your employer, Insmed Ireland Ltd, with registered office in Dublin (the “Company”) collects, uses and discloses personal information relating to you. The Company is committed to ensure that your personal information will be handled in accordance with all applicable data protection laws.

The information that the Company holds on you, collected in both paper and electronic format, is limited to what is necessary in the context of your employment.

Such information includes:
•personal details (name, contact details, date and place of birth, nationality, gender, marital status, family members, bank account information, social security number);
•employment information (also embedded in the employment contract: employment date, job description, function/title, reporting);
•compensation (salary, bonus, equity, benefits, holidays);
•recruitment process (application documents, CV, compensation history, employment agreement);
•business expense reports;
•performance appraisals/ratings;
•holidays and sickness leave, and any other personal data strictly required by applicable laws and regulations.

The Company collects and holds personal information relating to you for the purposes of:
•the justification, implementation and termination of the employment agreement, both during and after your employment with the Company, including salary and benefits administration;
•compliance with laws and regulations, including labour, social security and health laws; and;
•the Company’s legitimate interests, including employee management and administration generally (both during and after your employment), evaluating performances, administrating and monitoring compliance with internal policies, conducting disciplinary investigations and proceedings, and maintaining and monitoring usage of internal networks and IT systems.

You should be aware that in certain instances the Company may need to transfer or disclose your personal information to third parties, including third party service providers. Common examples of third party service providers are payroll processors, IT companies, and companies that provide technical or administrative support. Other third parties may include other Insmed entities, regulatory authorities (including tax authorities) and government agencies, banks and insurance companies, and, potentially, third parties with whom the Company may merge or which may be acquired by the Company. These third parties and Insmed entities may be located in countries, such as the United States (for instance Insmed Incorporated), whose data protection laws may not be equivalent to those applicable in your own country. The Company, however, put in place contractual guarantees to ensure an appropriate level of protection. For more information and a copy, please contact: privacy@insmed.com.

Subject to limitation in the law, you have certain rights in respect of your personal information, such as a right of access, correction, restriction, opposition and deletion. Your personal information will be retained as long as required, in compliance with company policy and retention obligations imposed by law.

Should you have any questions or concerns in connection with the Company’s handling of your personal information, your first point of contact is: Mariela Pochon, Director Human resources EMEA or Hortense de Lummen, Legal Counsel EMEA.

Legal is your first point of contact regarding data privacy topics.

Also, at Insmed, an external Data Protection Officer (DPO) is appointed. This means that if our first point of contact (as indicated above) is not suitable in your case, you can directly contact our DPO:

Dr. Oliver Meyer-van Raay
Tel.: +49 721 / 17029034
E-Mail: om@v-formation.gmbh

DPO’s address details are:
V-Formation GmbH
Stephanienstrasse 18
76133 Karlsruhe, Germany

Requests concerning the handling of your employee data will be treated by DPO on a confidential basis if so requested.

If you still have concerns, you have a right to lodge a complaint with the Supervisory Authority for data protection in your country.

PERSONAL DATA PROCESSING- EMPLOYEE NOTICE (UNITED KINGDOM ONLY)
As your employer, Insmed Ltd, with registered office in London (the “Company”) collects, uses and discloses personal information relating to you. The Company is committed to ensure that your personal information will be handled in accordance with all applicable data protection laws.

The information that the Company holds on you, collected in both paper and electronic format, is limited to what is necessary in the context of your employment.

Such information includes:
•personal details (name, contact details, date and place of birth, nationality, gender, marital status, family members, bank account information, social security number);
•employment information (also embedded in the employment contract: employment date, job description, function/title, reporting);
•compensation (salary, bonus, equity, benefits, holidays);
•recruitment process (application documents, CV, compensation history, employment agreement);
•business expense reports;
•performance appraisals/ratings;
•holidays and sickness leave, and any other personal data strictly required by applicable laws and regulations.

The Company collects and holds personal information relating to you for the purposes of:
•the justification, implementation and termination of the employment agreement, both during and after your employment with the Company, including salary and benefits administration;
•compliance with laws and regulations, including labour, social security and health laws; and;
•the Company’s legitimate interests, including employee management and administration generally (both during and after your employment), evaluating performances, administrating and monitoring compliance with internal policies, conducting disciplinary investigations and proceedings, and maintaining and monitoring usage of internal networks and IT systems.

You should be aware that in certain instances the Company may need to transfer or disclose your personal information to third parties, including third party service providers. Common examples of third party service providers are payroll processors, IT companies, and companies that provide technical or administrative support. Other third parties may include other Insmed entities, regulatory authorities (including tax authorities) and government agencies, banks and insurance companies, and, potentially, third parties with whom the Company may merge or which may be acquired by the Company. These third parties and Insmed entities may be located in countries, such as the United States (for instance Insmed Incorporated), whose data protection laws may not be equivalent to those applicable in your own country. The Company, however, put in place contractual guarantees to ensure an appropriate level of protection. For more information and a copy, please contact: privacy@insmed.com.

Subject to limitation in the law, you have certain rights in respect of your personal information, such as a right of access, correction, restriction, opposition and deletion. Your personal information will be retained as long as required, in compliance with company policy and retention obligations imposed by law. Should you have any questions or concerns in connection with the Company’s handling of your personal information, please consult with Johannes Diependaal, Senior Director EU Operations or Christel Rössig, Senior Director Corporate Counsel & Compliance EU. If you still have concerns, you have a right to lodge a complaint with the Supervisory Authority for data protection in your country.